UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 27, 2026

Polaryx Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-43080	47-3393659
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

South Tower,140 E Ridgewood Avenue,Suite 415

Paramus, NJ 07652

(Address of principal executive offices) (Zip Code)

(201) 940-7236

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	PLYX	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On May 27, 2026, Polaryx Therapeutics, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with approximately 35 investors, including existing investors (the “Purchasers”), pursuant to which the Company agreed to sell and issue to the Purchasers in a private placement a total of 2,502,696 shares (the “Shares”) of the Company’s common stock, par value $0.0001 per share (the “Private Placement”), representing approximately 5.3% of the Company’s outstanding shares immediately prior to the Private Placement, for aggregate gross proceeds of $10 million. MStone Partners Healthcare Limited, the Company’s largest stockholder, purchased 88,453 shares of common stock in the Private Placement, for gross proceeds to the Company of $360,000. The Private Placement closed on May 28, 2026.

The per share purchase price is based on each Purchaser’s committed amount, ranging from $3.70 per share at a $2.2 million investment level, increasing in defined increments up to $4.10 per share as the committed amount decreases by $50,000 increments. The weighted average price per share for all sales in the Private Placement was approximately $4.00.

The Purchase Agreement contains customary representations, warranties, and covenants for a transaction of this type.

The Company currently expects to use the net proceeds from this Private Placement to fund its Phase 2 proof-of-concept basket trial, SOTERIA (PLX-200-600), as well as for working capital and general corporate purposes.

The form of the Purchase Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K. The foregoing summary of the terms of the Purchase Agreement is subject to, and qualified in its entirety by the Purchase Agreement, the form of which is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities

The applicable information related to the Purchase Agreement presented in Item 1.01 of this Current Report is incorporated by reference in this Item 3.02. The Shares will be issued without prior registration in reliance upon the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and/or Regulation S thereunder. In connection with the Purchasers’ execution of the Purchase Agreement, the Purchasers represented to the Company that the Shares to be purchased by them will be acquired solely for their own account and not with a view to or for distributing or reselling such Shares or any part thereof in violation of the Securities Act or any applicable state securities law. Such Shares shall not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements and certificates evidencing such shares of common stock contain a legend stating the same.

Item 7.01. Regulation FD Disclosure.

On May 28, 2026, the Company issued a press release announcing the Private Placement. A copy of the press release is furnished herewith as Exhibit 99.1.

The information under this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, (the “Exchange Act”) or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference into the filings of the Company under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Exhibit Title or Description
10.1	Form of Securities Purchase Agreement by and between the Company and Purchasers dated May 27, 2026.
99.1	Press release dated May 28, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Polaryx Therapeutics, Inc.

/s/ Alex Yang
Alex Yang
Chief Executive Officer

May 28, 2026

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